               SCHEDULE OF COMPUTATION OF
               PERFORMANCE QUOTATIONS

           1 TOTAL RETURN CALCULATIONS

      A. FULL MATURITY FIXED INCOME PORTFOLIO

         1. Total Return Between July 1, 1995 and June 30, 1996 =          3.58%

            a.7/31/95 NAV + 7/31/95 Dividend                         x
            --------------------------------
                       6/30/95 NAV

              8/31/95 NAV + 8/31/95 Dividend                         x
            --------------------------------
                       7/31/95 NAV

              9/30/95 NAV + 9/30/95 Dividend                         x
            --------------------------------
                      8/31/95 NAV

              10/30/95 NAV + 10/30/95 Dividend                       x
            ----------------------------------
                       9/30/95 NAV

              11/30/95 NAV + 11/30/95 Dividend                       x
            ----------------------------------
                       10/30/95 NAV

              12/31/95 NAV + 12/31/95 Dividend                       x
            ----------------------------------
                       11/30/95 NAV

              1/29/96 NAV + 1/29/96 Dividend                         x
            --------------------------------
                       12/31/95 NAV

              2/28/96 NAV + 2/28/96 Dividend                         x
            --------------------------------
                       1/29/96 NAV

              3/31/96 NAV + 3/31/96 Dividend                         x
            --------------------------------
                       2/28/96 NAV

              4/30/96 NAV + 4/30/96 Dividend                         x
            --------------------------------
                       3/31/96 NAV

              5/31/96 NAV + 5/31/96 Dividend                         x
            --------------------------------
                       4/30/96 NAV

              6/30/96 NAV + 6/30/96 Dividend                         -1 x 100
            --------------------------------
                       5/31/96 NAV

   1. TOTAL RETURN CALCULATIONS (continued)

      A. FULL MATURITY FIXED INCOME PORTFOLIO


           b.        9.77  +   0.056  /             9.88
                     9.84  +   0.056  /             9.77
                     9.88  +   0.055  /             9.84
                     9.97  +   0.053  /             9.88
                    10.08  +   0.052  /             9.97
                    10.20  +   0.056  /            10.08
                    10.10  +   0.052  /            10.20
                     9.89  +   0.051  /            10.10
                     9.75  +   0.056  /             9.89
                     9.63  +   0.054  /             9.75
                     9.57  +   0.059  /             9.63
                     9.63  +   0.052  /             9.57

                       -1  x     100  =             4.08%

   2. Annualized Return - Program Fees = Annualized Total Return
                                         Net All Fees and Expenses

                     4.08% -    0.50% =             3.58%

   B. LIMITED MATURITY FIXED INCOME PORTFOLIO

         1. Total Return Between July 1, 1995 and June 30, 1996 =          4.66%

            a.7/31/95 NAV + 7/31/95 Dividend                         x
            --------------------------------
                       6/30/95 NAV

              8/31/95 NAV + 8/31/95 Dividend                         x
            --------------------------------
                       7/31/95 NAV

              9/30/95 NAV + 9/30/95 Dividend                         x
            --------------------------------
                      8/31/95 NAV

              10/30/95 NAV + 10/30/95 Dividend                       x
            ----------------------------------
                       9/30/95 NAV

              11/30/95 NAV + 11/30/95 Dividend                       x
            ----------------------------------
                       10/30/95 NAV

              12/31/95 NAV + 12/31/95 Dividend                       x
            ----------------------------------
                       11/30/95 NAV

              1/29/96 NAV + 1/29/96 Dividend                         x
            --------------------------------
                       12/31/95 NAV

              2/28/96 NAV + 2/28/96 Dividend                         x
            --------------------------------
                       1/29/96 NAV

              3/31/96 NAV + 3/31/96 Dividend                         x
            --------------------------------
                       2/28/96 NAV

              4/30/96 NAV + 4/30/96 Dividend                         x
            --------------------------------
                       3/31/96 NAV

              5/31/96 NAV + 5/31/96 Dividend                         x
            --------------------------------
                       4/30/96 NAV

              6/30/96 NAV + 6/30/96 Dividend                         -1 x 100
            --------------------------------
                       5/31/96 NAV

   B. LIMITED MATURITY FIXED INCOME PORTFOLIO

           b.       10.20  +     0.055  /            10.22
                    10.21  +     0.054  /            10.20
                    10.22  +     0.053  /            10.21
                    10.25  +     0.051  /            10.22
                    10.30  +     0.050  /            10.25
                    10.33  +     0.053  /            10.30
                    10.36  +     0.050  /            10.33
                    10.24  +     0.048  /            10.36
                    10.18  +     0.053  /            10.24
                    10.12  +     0.049  /            10.18
                    10.08  +     0.054  /            10.12
                    10.12  +     0.048  /            10.08

                       -1  x       100  =             5.16%

   2. Annualized Return - Program Fees = Annualized Total Return
                                         Net All Fees and Expenses

                     5.16% -     0.50%  =            4.66%

      C. DIVERSIFIED EQUITY PORTFOLIO

         1. Total Return Between July 1, 1994 and June 30, 1995 =         26.42%

            a.9/14/95 NAV + 9/14/95 Dividend                         x
            --------------------------------
                       6/30/95 NAV

              12/14/95 NAV + 12/14/95 Dividend                       x
            ----------------------------------
                       9/14/95 NAV

              12/28/95 NAV + 12/28/95 Dividend                       x
            ----------------------------------
                      12/14/95 NAV

              3/14/96 NAV + 3/14/96 Dividend                         x
            --------------------------------
                       12/28/95 NAV

              6/14/96 NAV + 6/14/96 Dividend                         x
            --------------------------------
                       3/14/96 NAV

              6/30/96 NAV                   -1 x 100
            -------------
              6/14/96 NAV



           b.       16.12  +   0.090  /            14.76
                    16.67  +   0.060  /            16.12
                    15.99  +   0.759  /            16.67
                    16.75  +   0.090  /            15.99
                    17.44  +   0.090  /            16.75
                    17.59  /   17.44
                       -1  x     100  =            27.17%


   2. Annualized Return - Program Fees = Annualized Total Return
                                         Net All Fees and Expenses

                    27.17% -   0.75%  =           26.42%

      D. BALANCED PORTFOLIO

         1. Total Return Between July 1, 1994 and June 30, 1995 =         19.20%


            a.9/14/95 NAV + 9/14/95 Dividend                         x
            --------------------------------
                       6/30/95 NAV

              12/14/95 NAV + 12/14/95 Dividend                       x
            ----------------------------------
                       9/14/95 NAV

              12/28/95 NAV + 12/28/95 Dividend                       x
            ----------------------------------
                      12/14/95 NAV

              3/14/96 NAV + 3/14/96 Dividend                         x
            --------------------------------
                       12/28/95 NAV

              6/14/96 NAV + 6/14/96 Dividend                         x
            --------------------------------
                       3/14/96 NAV

              6/30/96 NAV                   -1 x 100
            --------------
              6/14/965 NAV


           b.       13.44  +   0.120  /            12.63
                    13.68  +   0.050  /            13.44
                    12.56  +   1.253  /            13.68
                    12.87  +   0.130  /            12.56
                    13.29  +   0.090  /            12.87
                    13.38  /   13.29
                       -1  x     100               19.95%


                                  Net All Fees and Expenses

                    19.95% -   0.75%  =            19.20%